UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 324-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2018, Patriot National Bancorp, Inc. (“Patriot”) held its 2018 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders. A majority of the shareholders of Patriot, which beneficially own approximately 64% of its outstanding voting stock, voted in favor of these resolutions. The final results of the shareholders’ votes are as follows:

(1) To elect seven (7) directors to serve until Patriot’s Annual Meeting of Shareholders to be held in 2019 and until their successors are elected.

The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTAINED

Michael A. Carrazza	2,537,581	3,260	0
Richard A. Muskus Jr.	2,540,841	0	0
Edward N. Constantino	2,540,841	0	0
Raymond B. Smyth	2,540,841	0	0
Emile Van den Bol	2,540,841	0	0
Michael J. Weinbaum	2,540,841	0	0
Brent M. Ciurlino	2,540,841	0	0

(2) To approve and ratify the appointment RSM US LLP to serve as the independent registered public accounting firm for Patriot for the 2018 fiscal year.

The results of the voting were as follows:

VOTES FOR	2,540,841
VOTES AGAINST	0
ABSTAINED	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: December 21, 2018	By:	/s/ Richard Muskus
Richard Muskus President